Exhibit 5.2

[BUFETE ROBLES MIAJA, S.C. LETTERHEAD]

September 23, 2015

América Móvil, S.A.B. de C.V.

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Granada Ampliación

11529 México, D.F. México

Ladies and Gentlemen:

We have acted as special Mexican counsel to América Móvil, S.A.B. de C.V. (the “Company”), a corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (“Mexico”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of the following securities of the Company: (i) debt securities (the “Debt Securities”) and (ii) warrants for the purchase of Debt Securities (the “Warrants”) . The Debt Securities and Warrants, together, are referred to herein as the “Securities.” The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

Unless otherwise provided in a prospectus supplement forming part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities are to be issued under an indenture, dated as of June 28, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as may be amended and supplemented by supplemental indentures (the Base Indenture, as so amended and supplemented, the “Indenture”). The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement.

For purposes of rendering this opinion, we have examined (i) the estatutos sociales (by-laws) of the Company and (ii) the Registration Statement and the documents incorporated by reference therein.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Debt Securities will conform to the forms thereof that we have reviewed and (iii) that the Warrants will be substantially as described in the Registration Statement.

Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, we are of the opinion that:

1.	The Company is duly incorporated and validly existing under the laws of Mexico.

2.	The Company has the corporate power to, and all necessary corporate action has been taken to, execute, deliver and file the Registration Statement.

3.	The Debt Securities to be issued under the Indenture, when issued and sold by the Company in the manner contemplated in the Registration Statement and upon due execution and delivery of the Debt Securities in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture.

4.	The Warrants to be issued under the Warrant Agreements, when issued and sold by the Company in the manner contemplated in the Registration Statement and upon due and execution and delivery of the Warrants, will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make the Indenture or Securities enforceable against it (except that no such assumption is made as to the Company regarding matters of federal law of Mexico) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

In rendering the opinions expressed above, we have further assumed that (i) a prospectus supplement and any term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (ii) all Securities will be offered, issued, granted, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and in the manner contemplated by the Registration Statement, the prospectus, the applicable prospectus supplement and any term sheet, (iii) the Registration Statement will be effective and will comply with all applicable laws at the time any Securities are offered, issued, granted, sold or delivered as contemplated by the Registration Statement, the prospectus, the applicable prospectus supplement and any term sheet, (iv) the terms of all Debt Securities will conform to the forms thereof contained in the Base Indenture, and the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Securities will be offered, issued, granted, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vi) the Company will duly authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions of the offering and issuance or grant of the Debt Securities and Warrants, as the case may be, (vii) the Company will duly authorize, execute and deliver, as applicable, the supplemental indenture, the Warrant Agreement and any other agreement necessary with respect to the Securities or contemplated by such Securities and will take any other appropriate additional corporate action, and (viii) certificates, if required, representing the Securities, will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

This opinion is subject to the following qualifications:

(a) Enforcement may be limited or affected by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally; among other things, interest on principal will not accrue after declaration of bankruptcy, and the obligations of the Company in foreign currency shall be converted into Mexican currency at the rate of exchange published in the Official Daily Gazette of the Federation (Diario Oficial de la Federación) by the Central Bank of Mexico (Banco de México) in force on the date the declaration of concurso mercantil is made; such Mexican currency obligations shall then be converted into inflation indexed units (“Unidades de Inversión” or “UDIS”) at the rate of conversion published by the Central Bank of Mexico for such date, because the Securities are unsecured (“quirografario”) and therefore no senior status is granted thereto under Mexican law; also pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes will have priority over claims of the holders of the Securities;

(b) We note that the payment of interest on interest may not be enforceable under Mexican law;

(c) We note that Article 1093 of the Mexican Commerce Code (Código de Comercio), provides that for a choice of jurisdiction to be valid under Mexican Law, such jurisdiction must relate to the domicile of one of the parties to the relevant agreement, to the place where the obligations under such agreement are to be fulfilled, or to the location of the relevant item; and

(d) In the event that proceedings are brought in Mexico seeking performance of the Company’s obligations in Mexico, pursuant to Article 8 of the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), the Company may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange fixed by the Central Bank of Mexico for the date when payment is made.

We express no opinion as to the laws of any jurisdiction other than Mexico and we have assumed that there is nothing in any other law that affects our opinion, which is delivered, based upon Mexican law applicable on the date hereof. In particular, we have made no independent investigation of the laws of the United States of America or any state or other political subdivision thereof or therein as a basis for the opinions stated herein and do not express or imply any opinion on or based on such laws. To the extent that the federal laws of the United States of America and the State of New York are relevant to our opinion set forth above, we have, without making any independent investigation with respect thereto, assumed the accuracy of the opinion, dated today, of Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Company.

In rendering the foregoing opinion, we have relied (i) as to factual matters on certificates of directors and executive officers of the Company and (ii) as to matters of United States federal and New York law on the opinion of Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Company.

We note that Rafael Robles Miaja, a partner of this firm, is currently Pro-Secretary of the Board of Directors of the Company and formerly the Corporate Secretary of the Company, without being a member of the Board of Directors.

This opinion is given solely for the purpose of the Company’s application for registration of the Securities with the Commission. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the headings “Validity of the Securities” and “Enforceability of Civil Liabilities” and in any prospectus supplements related thereto as counsel for the Company who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. Cleary Gottlieb Steen & Hamilton LLP may rely upon this opinion in rendering their opinion to you.

This opinion is being rendered based on the legal provisions applicable in Mexico as of the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Very truly yours,

/s/ Bufete Robles Miaja, S.C.
BUFETE ROBLES MIAJA, S.C.

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